LIMITED POWER OF ATTORNEY

I, the undersigned individual, hereby constitute and appoint each of JAMIE AMENTLER, Associate General Counsel, and TANYA MCGILL, Securities Associate, either of them acting singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorneyinfact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to: (1) prepare, sign in my name and on my behalf and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 13(d) and Section 16(a) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) or any rule or regulation of the SEC with respect to my position with Riot Platforms, Inc., a Nevada corporation, and its consolidated subsidiaries (collectively, the “Corporation”); (2) sign any and all Schedules 13D/G, as appropriate, and Forms 3, 4, or 5 in connection with my beneficial ownership of securities of the Corporation as may be required of me pursuant to Section 13(d) and Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder, and to file the same and all other documents in connection therewith, with the SEC and any stock exchange or similar authority; and (3) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Schedule 13D/G, as appropriate, and Form 3, 4, or 5, or other document, and timely file such form or report with the SEC and any stock exchange or similar authority as may be required in connection with my position with the Corporation.

I hereby grant unto said attorney-in-fact and agent, and any such delegees as he may appoint from time to time, and him acting singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and him acting singly, or his substitute, may lawfully do or cause to be done by virtue hereof. I declare that any act or thing lawfully done hereunder by my said attorney-in-fact and agent shall be binding on myself and my heirs, legal and personal representatives, and assigns, whether the same shall have been done before or after my death, or other revocation of this instrument, unless and until reliable notice thereof shall have been received by any party who, upon the faith of this instrument, accepts my said attorney-in-fact and agent as authorized to represent me. I acknowledge that the foregoing attorney-in-fact, in serving in such capacity at my request, is not assuming, and the Corporation is not assuming, any of my responsibilities to comply with Section 13(d) and Section 16 of the Exchange Act.

This power of attorney shall remain in full force and effect until I am no longer required to file Schedules 13D/G, as appropriate, and Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorney-in-fact, and the authority of my attorney-in-fact and agent hereunder shall not terminate on my disability but shall remain in full force and effect for so long as I am an officer, director, or other individual subject to reporting requirements of the Company, and for such time thereafter as may be necessary to file any such reports.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8 day of October, 2025.

/s/ William Richard Jackman

William Richard Jackman

STATE OF TEXAS

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COUNTY OF DALLAS

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I, the undersigned notary public, hereby certify that this instrument was signed and acknowledged before me on October 8, 2025 by William Richard Jackman, who is personally known to me.

/s/ Kerri Olsen

{Notary Public Seal}

Notary Public Signature

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